Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Debra Hart	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Thursday, April 28, 2005

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

FOURTH QUARTER FISCAL 2005 FINANCIAL RESULTS

SAN DIEGO—April 28, 2005—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the fourth quarter of fiscal 2005.

Net revenues for the fourth quarter of fiscal 2005 were $64.2 million up 5% sequentially from the $61.1 million reported in the third quarter of fiscal 2005 and up 36% year over year from the $47.4 million reported in the fourth quarter of fiscal 2004.

The net loss on a GAAP basis for the fourth quarter of fiscal 2005 was $5.3 million or $(0.02) per share, compared with a net loss of $81.9 million or $(0.27) per share for the third quarter of fiscal 2005 and a net loss of $2.1 million or $(0.01) per share for the fourth quarter of fiscal 2004.

The pro forma net income for the fourth quarter of fiscal 2005 was $3.6 million or $0.01 per share, compared to the pro forma net loss of $4.1 million or $(0.01) per share in the third quarter of fiscal 2005 and the pro forma net income of $237,000 or $0.00 per share in the fourth quarter of fiscal 2004.

“We were pleased with our progress in the March quarter. Revenue increased sequentially and the company realized the benefits of our improved cost structure,” said Tom Tullie, AMCC’s Chief Operating Officer. “Fiscal 2005 was a strong year for AMCC, as we nearly doubled our revenue year over year and achieved proforma operating profitability a quarter ahead of plan.”

Net revenues for the year ended March 31, 2005 were $253.8 million compared to $131.2 million reported for the year ended March 31, 2004.

The net loss on a GAAP basis for the year ended March 31, 2005 was $127.4 million or $(0.41) per share, compared to the net loss of $104.9 million or $(0.34) per share for the year ended March 31, 2004. The pro forma net loss for the year ended March 31, 2005 was $2.5 million or $(0.01) per share, compared with the pro forma net loss of $22.8 million or $(0.07) per share for the year ended March 31, 2004.

“The diversity of our communications, storage and embedded products businesses help provide revenue stability, and the initiatives AMCC undertook to improve our operational performance are beginning to show results,” commented Kambiz Hooshmand, AMCC’s President and Chief Executive Officer. “We will continue our focus on delivering meaningful returns to our shareholders.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and they may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude certain items which are required by GAAP such as restructuring costs, amortization and impairments of purchased intangibles, excess inventory benefit, acquired in-process research and development charges, stock-based compensation charges related to acquired companies, gain on the sale of real estate, realized gains and losses on strategic equity investments, litigation settlement costs and payroll tax effects on certain stock option exercises. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of the GAAP net loss to the pro forma net income or loss, which quantifies the amounts excluded from pro forma basis results.

For More Information

AMCC management will be holding a conference call today, April 28, 2005, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the fourth quarter of fiscal 2005 and to provide guidance for the first quarter of fiscal 2006. You may access the conference call via any of the following:

Teleconference:	913-981-4902
Conference ID:	4698566
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820
(available for 7 days following the call)

AMCC Overview

AMCC provides the essential building blocks for the processing, moving and storing of information worldwide. The company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver silicon, hardware and software solutions for global wide area networks (WAN), embedded applications such as PowerPC and programmable SOC architectures, storage area networks (SAN), and high-growth storage markets such as Serial ATA (SATA), and RAID. AMCC’s corporate headquarters are located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

This news release contains forward-looking statements, including, but not limited to, statements regarding revenue stability, improvement in operational performance and shareholder return. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, integration of acquired businesses, manufacturing capacity and execution, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	March 31, 2005	March 31, 2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$423,392	$861,041
Accounts receivable, net	28,601	23,284
Inventories	18,014	8,490
Other current assets	51,448	16,208

Total current assets	521,455	909,023
Property and equipment, net	44,461	37,271
Other assets	1,965	1,616
Purchased intangibles	538,118	240,193

Total assets	$1,105,999	$1,188,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,016	$18,164
Other current liabilities	104,751	49,089
Current portion of long-term debt & capital leases	34	303

Total current liabilities	128,801	67,556
Stockholders’ equity	977,198	1,120,547

Total liabilities and stockholders’ equity	$1,105,999	$1,188,103

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended			Year ended
	Mar 31, 2005	Dec 31, 2004	Mar 31, 2004	Mar 31, 2005	Mar 31, 2004
Net revenues	$64,204	$61,081	$47,354	$253,756	$131,177
Cost of revenues	30,073	30,159	20,862	123,253	57,601

Gross profit	34,131	30,922	26,492	130,503	73,576
Operating expenses:
Research and development	24,562	31,411	27,314	118,665	112,594
Selling, general and administrative	14,353	15,887	10,229	59,916	45,121
Stock-based compensation:
Research and development	708	752	598	3,407	15,444
Selling, general and administrative	763	876	369	5,164	5,195
Amortization of purchased intangibles	1,608	1,833	408	6,960	1,097
Impairment of purchased intangibles	—	27,330	—	27,330	—
Acquired in-process research and development	—	—	—	13,400	21,800
Restructuring charges (benefits)	1,233	8,079	(973)	9,622	22,325
Litigation settlement, net	350	28,900	—	29,250	—

Total operating expenses	43,577	115,068	37,945	273,714	223,576

Operating loss	(9,446)	(84,146)	(11,453)	(143,211)	(150,000)
Interest and other income, net	4,108	4,780	7,540	18,699	43,347

Loss before income taxes	(5,338)	(79,366)	(3,913)	(124,512)	(106,653)
Income tax expense (benefit)	—	2,526	(1,776)	2,861	(1,776)

Net loss	$(5,338)	$(81,892)	$(2,137)	$(127,373)	$(104,877)

Basic and diluted loss per share:
Loss per share	$(0.02)	$(0.27)	$(0.01)	$(0.41)	$(0.34)

Shares used in calculating basic and diluted loss per share	308,448	307,729	310,083	309,456	306,476

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended			Year ended
	Mar 31, 2005	Dec 31, 2004	Mar 31, 2004	Mar 31, 2005	Mar 31, 2004
Net revenues	$64,204	$61,081	$47,354	$253,756	$131,177
Cost of revenues	24,833	23,761	16,809	97,052	47,729

Gross profit	39,371	37,320	30,545	156,704	83,448
Operating expenses:
Research and development	24,555	31,411	27,286	118,658	112,547
Selling, general and administrative	14,350	15,887	10,204	59,911	45,014

Total operating expenses	38,905	47,298	37,490	178,569	157,561

Operating income (loss)	466	(9,978)	(6,945)	(21,865)	(74,113)
Interest and other income, net	4,108	4,780	7,354	18,699	34,748

Income (loss) before income taxes	4,574	(5,198)	409	(3,166)	(39,365)
Income tax expense (benefit)	1,006	(1,144)	172	(697)	(16,531)

Net income (loss)	$3,568	$(4,054)	$237	$(2,469)	$(22,834)

Diluted income (loss) per share:
Income (loss) per share	$0.01	$(0.01)	$0.00	$(0.01)	$(0.07)

Shares used in calculating diluted income (loss) per share	310,420	307,729	316,839	309,456	306,476

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with generally accepted accounting principles and may not be consistent with the presentation used by other companies. The proforma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company. See the schedule of pro forma adjustments for a reconciliation of the pro forma results to the GAAP basis results.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME/LOSS

(in thousands)

	Three months ended			Year ended
	Mar 31, 2005	Dec 31, 2004	Mar 31, 2004	Mar 31, 2005	Mar 31, 2004
GAAP net loss	$(5,338)	$(81,892)	$(2,137)	$(127,373)	$(104,877)
Adjustments:
Stock-based compensation related to acquired companies	1,514	1,975	989	9,245	21,203
Amortization of purchased intangibles	6,805	7,884	4,439	32,487	11,447
Impairments of purchased intangibles	—	27,330	—	27,330	—
Restructuring costs(benefits)	1,233	8,079	(973)	9,622	22,325
Litigation settlement, net	350	28,900	—	29,250	—
Gain on the sale of real estate	—	—	—	—	(7,551)
Realized gains on strategic equity investments	—	—	(186)	—	(1,048)
Excess inventory benefit	—	—	—	—	(1,053)
Acquired in-process research and development	—	—	—	13,400	21,800
Payroll taxes on certain stock option exercises	10	—	53	12	165
Income tax adjustments	(1,006)	3,670	(1,948)	3,558	14,755

Total GAAP to pro forma adjustments	8,906	77,838	2,374	124,904	82,043

Pro forma net income (loss)	$3,568	$(4,054)	$237	$(2,469)	$(22,834)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations:

	Three months ended			Year ended
	Mar 31, 2005	Dec 31, 2004	Mar 31, 2004	Mar 31, 2005	Mar 31, 2004
GROSS PROFIT:
GAAP gross profit	$34,131	$30,922	$26,492	$130,503	$73,576
Amortization of purchased intangibles	5,197	6,051	4,031	25,527	10,350
Excess inventory benefit	—	—	—	—	(1,053)
Stock-based compensation related to acquired companies	43	347	22	674	564
Payroll taxes on certain stock option exercises	—	—	—	—	11

Pro forma gross profit	$39,371	$37,320	$30,545	$156,704	$83,448

OPERATING EXPENSES:
GAAP operating expenses	$43,577	$115,068	$37,945	$273,714	$223,576
Amortization of purchased intangibles	1,608	1,833	408	6,960	1,097
Impairment of purchased intangibles	—	27,330	—	27,330	—
Acquired in-process research and development	—	—	—	13,400	21,800
Stock-based compensation related to acquired companies	1,471	1,628	967	8,571	20,639
Restructuring costs (benefits)	1,233	8,079	(973)	9,622	22,325
Litigation settlement, net	350	28,900	—	29,250	—
Payroll taxes on certain stock option exercises	10	—	53	12	154

Pro forma operating expenses	$38,905	$47,298	$37,490	$178,569	$157,561

INTEREST AND OTHER INCOME, NET
GAAP interest and other income, net	$4,108	$4,780	$7,540	$18,699	$43,347
Gain on the sale of real estate	—	—	—	—	(7,551)
Realized gains on strategic equity investments	—	—	(186)	—	(1,048)

Pro forma interest and other income, net	$4,108	$4,780	$7,354	$18,699	$34,748

INCOME TAXES
GAAP income tax expense (benefit)	$—	$2,526	$(1,776)	$2,861	$(1,776)
Income tax adjustments	1,006	(3,670)	1,948	(3,558)	(14,755)

Pro forma income tax expense (benefit)	$1,006	$(1,144)	$172	$(697)	$(16,531)